Exhibit 25.1
FORM T-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Avery Dennison Corporation
(Exact name of obligor as specified in its charter)

Delaware	95-1492269
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

150 N. Orange Grove Blvd.	91103
Pasadena, California	(Zip Code)
(Address of principal executive offices)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
     Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).4.A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.
SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 12th day of November, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Brian Echausse
Name:	Brian Echausse
Title:	Trust Officer

Exhibit 6
CONSENT OF THE TRUSTEE
Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Avery Dennison Corporation, The Bank of New York Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Brian Echausse
Brian Echausse
Trust Officer

Houston, Texas
November 12th, 2007

Exhibit 7
REPORT OF CONDITION
Consolidation domestic subsidiaries of
  THE BANK OF NEW YORK TRUST COMPANY, NA
  in the state of CA at close of business on June 30, 2007
published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

	Dollar Amount in Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		9,835
Interest-bearing balances		0
Securities:
Held-to-maturity securities		42
Available-for-sale securities		114,959
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		50,000
Securities purchased under agreements to resell		89,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and Leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		12,013
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Intangilbe assets:
Goodwill		923,997
Other intangible assets		262,780
Other assets		142,822
Total assets		1,605,448

REPORT OF CONDITION (Continued)
LIABILITIES
Dollar Amounts in Thousands

Deposits:
In domestic offices		2,255
Noninterest-bearing	2,255
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		143,691
Subordinated notes and debentures		0
Other liabilities		165,588
Total liabilities		311,534
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		171,493
Accumulated other comprehensive income		(99)
Other equity capital components		0
Total equity capital		1,293,914
Total liabilities, minority interest, and equity capital		1,605,448

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
I, Karen Bayz, Vice President /s/ Karen Bayz (Name, Title) of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1 Michael K. Klugman, President	/s/ Michael K. Klugman

Director #2 Frank Sulzberger, MD	/s/ Frank Sulzberger

Director #3 Michael McFadden, MD	/s/ Michael McFadden